UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma combined financial information of USA Compression Partners, LP (the “Partnership”) reflects the pro forma impact of the acquisition of J-W Energy Company (“J-W Energy”) and J-W Power (“J-W Power”), which closed on January 12, 2026 (the “J-W Power Acquisition”).
J-W Power Acquisition. On January 12, 2026, the Partnership and USA Compression Partners, LLC, a wholly owned subsidiary of the Partnership, completed the J-W Power Acquisition, pursuant to which USA Compression Partners, LLC purchased all of the issued and outstanding capital stock of J-W Energy from Westerman, Ltd. for aggregate consideration of approximately $911.6 million, subject to customary purchase price adjustments, consisting of (i) 18,175,323 Partnership common units, which had a fair value of approximately $456.6 million, and (ii) approximately $455.0 million in cash. Upon consummation of the J-W Power Acquisition, J-W Power and J-W Energy became wholly owned subsidiaries of the Partnership.
The acquisition was recorded using the acquisition method of accounting which requires, among other things, that assets and liabilities assumed be recognized on the balance sheet at their estimated fair values as of the date of acquisition, with any excess purchase price over the fair value of net assets acquired recorded to goodwill. Management, with the assistance of a third-party valuation specialist, determined the fair value of assets and liabilities as of the date of the acquisition. Determining the fair value involves the use of management's judgment as well as the use of significant estimates and assumptions.
The unaudited pro forma condensed combined balance sheet assumes that the J-W Power Acquisition was consummated on December 31, 2025. The unaudited pro forma condensed combined statement of operations assumes that the J-W Power Acquisition was consummated on January 1, 2025. The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 and (ii) the audited consolidated financial statements of J-W Energy for the year ended October 31, 2025, which are included as Exhibit 99.1 to this Amendment No. 1 on Form 8-K.
The Partnership and J-W Energy have different fiscal year ends (December 31 and October 31, respectively). As J-W Energy’s fiscal year end of October 31 is within one fiscal quarter of the Partnership’s fiscal year end of December 31, the pro forma condensed combined statement of operations for the year ended December 31, 2025 includes J-W Energy’s operating results for its fiscal year ended October 31, 2025, as permitted by Rule 11-02(c)(3) of Regulation S-X, and the pro forma condensed combined balance sheet reflects J-W Energy as of October 31, 2025, its most recently completed fiscal year end.
The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended by Release No. 33-10786. The pro forma adjustments included herein include those adjustments that reflect the accounting for the transaction in accordance with U.S. GAAP (“transaction accounting adjustments”). Adjustments to reflect synergies and/or dis-synergies related to the respective transaction (“management adjustments”), which are elective pro forma adjustments under Release No. 33-10786, have not been reflected herein.
The unaudited pro forma combined financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transaction had been consummated on the dates indicated, nor is it necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document. The unaudited pro forma combined financial information includes certain non-recurring transaction-related adjustments, as discussed in the accompanying notes.
The unaudited pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for informational purposes only, and is not intended to be a projection of future results. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial information.

USA COMPRESSION PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2025
(in thousands)

	USA Compression Historical as of December 31, 2025	J-W Energy Historical as of October 31, 2025	Reclassification Adjustments (1)	J-W Power Acquisition Transaction Accounting Adjustments		USA Compression Pro Forma for J-W Power Acquisition

Assets
Current assets:
Cash and cash equivalents	$8,564	$4,209	$—	$—	b	$12,773
Accounts receivable, net	80,823	36,728	(998)	—		116,553
Related-party receivables	1,653	—	—	—		1,653
Inventories	134,488	63,176	998	6,500	a	205,162
Prepaid expenses and other assets	11,047	4,667	—	—		15,714
Total current assets	236,575	108,780	—	6,500		351,855
Property and equipment, net	2,162,624	400,542	—	471,531	a	3,034,697
Lease right-of-use assets	13,716	4,340	—	249	a	18,305
Identifiable intangible assets, net	186,893	—	—	5,400	a	192,293
Goodwill	—	2,779	—	123,938	a	126,717
Other assets	20,123	—	—	—		20,123
Total assets	$2,619,931	$516,441	$—	$607,618		$3,743,990

Liabilities and Partners’ Capital (Deficit)
Current liabilities:
Accounts payable	$20,122	$33,356	$(17,897)	$—		$35,581
Related-party payables	7,997	—	—	—		7,997
Accrued liabilities	93,785	1,489	17,897	14,326	c, d	127,497
Deferred revenue	65,013	12,030	—	—		77,043
Total current liabilities	186,917	46,875	—	14,326		248,118
Long-term debt, net	2,523,970	268,575	—	164,577	e	2,957,122
Operating lease liabilities	10,704	2,966	—	—		13,670
Deferred tax liabilities	5,242	73,198	—	111,871	a	190,311
Other liabilities	5,600	—	—	—		5,600
Total liabilities	2,732,433	391,614	—	290,774		3,414,821
Commitments and contingencies
Partners’capital (deficit):
Common units	(112,502)	124,827	—	316,844	a, c	329,169
Total liabilities and partners’ capital (deficit)	$2,619,931	$516,441	$—	$607,618		$3,743,990
(1)Represents reclassification of certain amounts to conform J-W Energy’s historical balances to USA Compression’s presentation. These reclassifications had no impact on net income or total equity.

USA COMPRESSION PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2025
(in thousands, except per unit amounts)

	USA Compression Historical - Year Ended December 31, 2025	J-W Energy Historical - Year Ended October 31, 2025	Reclassification Adjustments (1)	J-W Power Acquisition Transaction Accounting Adjustments		USA Compression Pro Forma for J-W Power Acquisition
Revenues	$998,099	$362,444	$(2,435)	$—		$1,358,108
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	328,804	181,071	1,508	—		511,383
Depreciation and amortization	284,816	54,909	—	20,481	f	360,206
Selling, general, and administrative	66,343	44,874	(2,069)	3,423	c	112,571
Loss (gain) on disposition of assets	3,820	—	(2,817)	—		1,003
Impairment of assets	7,811	—	—	—		7,811
Total costs and expenses	691,594	280,854	(3,378)	23,904		992,974
Operating income	306,505	81,590	943	(23,904)		365,134
Other income (expense):
Interest expense, net	(187,408)	(17,921)	137	(7,796)	g	(212,988)
Loss on extinguishment of debt	(3,006)	—	—	—		(3,006)
Other	97	1,016	(1,080)	—		33
Total other expense	(190,317)	(16,905)	(943)	(7,796)		(215,961)
Income before income tax expense	116,188	64,685	—	(31,700)		149,173
Income tax expense	4,869	13,522	—	(4,738)	h	13,653
Net income	111,319	51,163	—	(26,962)		135,520
Less: distributions on preferred units	(8,288)	—	—	—		(8,288)
Net income attributable to common unitholders’ interests	$103,031	$51,163	$—	$(26,962)		$127,232

Weighted-average common units outstanding – basic	120,756	—	—	18,175	a	138,931

Weighted-average common units outstanding – diluted	121,274	—	—	18,175		139,449

Basic net income per common unit	$0.85	$—	$—	$—		$0.92

Diluted net income per common unit	$0.85	$—	$—	$—		$0.91

Distributions declared per common unit for respective periods	$2.10	$—	$—	$—		$2.10
(1)Represents reclassification of certain amounts to conform J-W Energy’s historical balances to USA Compression’s presentation, including a reclassification of gain on disposition of assets from revenues to other income. These reclassifications had no impact on net income or total equity.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1.BASIS OF PRESENTATION
The unaudited pro forma condensed combined balance sheet gives effect to the J-W Power Acquisition as if it had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 give effect to the J-W Power Acquisition as if it had occurred on January 1, 2025.
These unaudited pro forma combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions described below. The unaudited pro forma combined financial statements are not necessarily indicative of what the actual results of operations or financial position of the Partnership would have been if the transactions had in fact occurred on the dates or for the periods indicated, nor does it purport to project the results of operations or financial position of the Partnership for any future periods or as of any date. The unaudited pro forma combined financial statements do not give effect to any cost savings, operating synergies, and revenue enhancements expected to result from the J-W Power Acquisition or the costs to achieve such cost savings, operating synergies, and revenue enhancements.
The unaudited pro forma combined financial statements include material estimates and assumptions related to purchase price accounting for the J-W Power Acquisition, as discussed further below.
The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of the Partnership and J-W Energy. The pro forma condensed combined statement of operations for the year ended December 31, 2025 includes transaction adjustments for certain non-recurring items, including the estimated transaction-related expenses included in Notes 2.a. below.
These unaudited pro forma combined financial statements are presented based on accounting principles generally accepted in the United States of America (“U.S. GAAP”). Both historical financial statements of the Partnership and J-W Energy were prepared in accordance with U.S. GAAP.
The Partnership and J-W Energy have different fiscal year ends (December 31 and October 31, respectively). As J-W Energy’s fiscal year end of October 31 is within one fiscal quarter of the Partnership’s fiscal year end of December 31, the pro forma condensed combined statement of operations for the year ended December 31, 2025 includes J-W Energy’s operating results for its fiscal year ended October 31, 2025, as permitted by Rule 11-02(c)(3) of Regulation S-X, and the pro forma condensed combined balance sheet reflects J-W Energy as of October 31, 2025, its most recently completed fiscal year end.
2.J-W POWER ACQUISITION TRANSACTION ACCOUNTING ADJUSTMENTS
a.Represents the adjustment to fair value of J-W Energy’s assets and liabilities. The J-W Power Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805, “Business Combinations.” The Partnership will be treated as the accounting acquirer. Accordingly, J-W Energy’s tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their estimated fair values in the post-closing consolidated balance sheet, and any excess of the purchase price over the estimated fair value of net assets acquired will be classified as goodwill, which will not be amortized but will be evaluated for impairment at least annually.
These pro forma combined financial statements are based on an assumed purchase price allocation using estimates and assumptions based on information currently available to the Partnership’s management. As of the date these unaudited condensed combined pro forma financial statements were issued, management and the third-party valuation specialist continue to evaluate certain assumptions, which could result in changes to certain line items on the unaudited condensed combined pro forma balance sheet, potentially including changes to deferred tax balances and/or goodwill. Management expects to finalize the allocation of the purchase price in conjunction with its upcoming interim reporting, prior to year-end. The final allocation of the purchase price could differ materially from the estimates used herein due to several reasons, including, but not limited to, (i) changes in the fair value of the underlying assets and liabilities and (ii) changes in the information available to the Partnership’s management.

The following is a preliminary estimate of the purchase price for J-W Energy (in thousands):

J-W Power Acquisition consideration
Number of USA Compression units assumed to be issued	18,175,323
Assumed fair value per USA Compression unit as of January 12, 2026	$25.12
Fair value of USA Compression units issued in exchange	$456,564

Cash consideration paid upon closing	$444,127
Unpaid cash consideration at closing (d)	10,902
Total cash consideration	$455,029

Fair value of J-W Power Acquisition consideration	$911,593
The following is the estimated allocation of the J-W Power Acquisition purchase price as of December 31, 2025. The purchase price allocation below was used to calculate the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet; however, certain amounts reflected below (such as current asset and current liability balances) are different from those reflected in the unaudited pro forma condensed combined balance sheet because J-W Energy’s historical financial statements reflected herein are presented as October 31, 2025.

Assets acquired:
Cash and cash equivalents	$1,701
Accounts receivable, net	42,666
Inventories	79,951
Prepaid expenses and other assets	3,132
Property and equipment, net	868,671
Lease right-of-use assets	4,589
Identifiable intangible assets, net	5,400
Other long-term assets	1,296
Total assets acquired	1,007,406

Liabilities assumed:
Accounts payable	12,166
Accrued liabilities	8,448
Deferred revenue	13,881
Operating lease liabilities	2,966
Deferred tax liabilities	185,069
Total liabilities assumed	222,530
Total identifiable net assets	784,876

Goodwill	126,717

Fair value of J-W Power Acquisition consideration	$911,593
b.Includes (i) $444.1 million of revolving credit facility borrowings by USA Compression in January 2026 in advance of the acquisition and (ii) $444.1 million of cash consideration paid upon closing.
c.Includes $3.4 million of non-recurring transaction-related expenses, including legal, advisory, and other professional fees.
d.Includes $10.9 million compensation expense related to the vesting and payment of J-W Energy stock compensation awards, which amount was attributable to the seller and is therefore reflected as an adjustment to the purchase consideration, but is not reflected as an expense in the unaudited pro forma condensed combined statement of operations.
e.Includes (i) $444.1 million of revolving credit facility borrowings by USA Compression in January 2026 in advance of the acquisition and (ii) the reversal of $279.6 million of J-W Energy’s outstanding debt that was repaid by the seller at closing.

f.Represents incremental depreciation and amortization expense of $20.5 million for the year ended December 31, 2025 based on the pro forma fair value adjustments derived from the purchase price allocation in note (a) above.
g.Represents incremental interest expense of $25.7 million for the year ended December 31, 2025 related to amounts financed in connection with the acquisition, including the full-period impact from $444.1 million of revolving credit facility borrowings in January 2026, as discussed in note (d) above, partially offset by the reversal of J-W Energy’s interest expense of $17.9 million for the year ended October 31, 2025 related to its outstanding debt that was repaid by the seller at the closing.
h.Includes $4.7 million of income tax benefit for the year ended December 31, 2025 related to estimated fair values of the acquired assets, based on the amounts included in note (a) above.